Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	October 12, 2004

BANK OF GRANITE REPORTS DECLINE IN EARNINGS FOR THIRD QUARTER
COMPARED TO THIRD QUARTER OF 2003 — ASSETS TOP $1 BILLION

     Bank of Granite Corporation reported earnings for the third quarter and nine month periods, both ending September 30, 2004.

     For the third quarter of 2004, net income was $3,117,918 compared with $4,231,091 earned in the third quarter of 2003, a decline of 26.3%. Quarterly per share income was 23¢ vs. 31¢ for 2003’s third quarter, a decline of 25.8%.

     For the nine month period, also ending on September 30, 2004, net income was $9,424,935 compared with $11,987,431 for 2003’s nine month period, a decline 21.4%. On a per share basis, this equates to 69¢ vs. 89¢ in 2003, a decline of 22.5%.

     According to John A. Forlines, Jr., Chairman and CEO of Bank of Granite Corporation, the primary reason for the decline in net income for the Company was the significant drop in income from mortgage originations of its subsidiary, Granite Mortgage. The mortgage company earned $122,448 for the third quarter vs. $878,794 in 2003’s third quarter and earned $386,262 for the nine-month period in 2004 compared with $2,050,801 for the comparable period in 2003. In addition, a decline in net interest margin during the quarter and year-to-date periods and increased overhead as a result of the bank’s new offices were factors in the earnings decline. Forlines said he was optimistic about the future of the Company’s long term earnings. He said substantial investments in fiscal and human resources would produce profitability down the road. He said recent Federal Reserve action to increase short term rates should help the net interest margin situation.

     As he usually does, Forlines thanked all members of the Bank of Granite family for their hard work during a very difficult period.

     Balance sheet activity showed positive results. For the first time in the bank’s history, assets moved above $1 billion, closing at $1,004,006,156 on September 30, up 3.3%. Deposits ended the quarter at $772,672,227 up 6.1% and loans totaled $753,334,505, up 8.5%. The quarterly dividend was increased, from 12¢ to 13¢, during the quarter, making 2004 the 51st consecutive year of increased dividends, a record for any bank in the country.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. (formerly GLL & Associates). The bank operates twenty full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, Forsyth, and Wilkes counties. Granite Mortgage, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone and Wilkesboro, and in Hilton Head, South Carolina. Bank of Granite Corporation has an estimated 6,700 shareholders with approximately 13,382,000 shares of common stock outstanding as September 30, 2004. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN. The closing price of the stock on September 30, 2004 was $19.41.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby Tyndall, Chief Financial Officer
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Nine Months Ended
Selected Financial Data	September 30,			September 30,
(in thousands except per share data)	2004	2003	% change	2004	2003	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$14,100	$14,052	0.3%	$41,795	$38,257	9.2%
Interest expense	3,259	3,173	2.7%	9,411	8,234	14.3%

Net interest income, taxable equivalent	10,841	10,879	-0.3%	32,384	30,023	7.9%
Taxable equivalent adjustment	321	369	-13.0%	1,026	1,137	-9.8%

Net interest income	10,520	10,510	0.1%	31,358	28,886	8.6%
Loan loss provision	1,678	1,139	47.3%	4,027	3,424	17.6%
Noninterest income	2,850	4,284	-33.5%	8,374	11,434	-26.8%
Noninterest expense	7,075	7,171	-1.3%	21,759	18,677	16.5%

Income before income taxes	4,617	6,484	-28.8%	13,946	18,219	-23.5%
Income taxes	1,499	2,253	-33.5%	4,521	6,232	-27.5%

Net income	$3,118	$4,231	-26.3%	$9,425	$11,987	-21.4%

Earnings per share — Basic	$0.23	$0.31	-25.8%	$0.70	$0.90	-22.2%
Earnings per share — Diluted	0.23	0.31	-25.8%	0.69	0.89	-22.5%

Average shares — Basic	13,426	13,617	-1.4%	13,523	13,370	1.1%
Average shares — Diluted	13,468	13,692	-1.6%	13,573	13,437	1.0%

Consolidated balance sheet data at September 30:
Total assets				$1,004,006	$971,644	3.3%
Total deposits				772,672	728,334	6.1%
Loans (gross)				753,335	694,465	8.5%
Shareholders’ equity				140,993	141,762	-0.5%

Consolidated average balance sheet data:
Total assets	$1,000,360	$959,980	4.2%	$985,160	$825,563	19.3%
Total deposits	763,643	610,300	25.1%	742,164	610,300	21.6%
Loans (gross)	745,999	671,057	11.2%	732,873	589,463	24.3%
Shareholders’ equity	140,111	139,294	0.6%	141,112	131,865	7.0%

Consolidated performance ratios:
Return on average assets*	1.24%	1.75%		1.28%	1.94%
Return on average equity*	8.85%	12.05%		8.92%	12.15%
Efficiency ratio	51.68%	47.29%		53.39%	45.05%

Consolidated asset quality data and ratios:
Nonaccruing loans				$5,533	$6,690	-17.3%
Accruing loans 90 days past due				3,927	4,061	-3.3%
Nonperforming loans				9,460	10,751	-12.0%
Foreclosed properties				1,352	2,819	-52.0%
Nonperforming assets				10,812	13,570	-20.3%
Allowance for loan losses				12,801	11,238	13.9%
Loans charged off				2,350	3,214	-26.9%
Recoveries of loans charged off				326	331	-1.5%
Net loan charge-offs (recoveries)				2,024	2,883	-29.8%

Net charge-offs to average loans*				0.37%	0.65%
Nonperforming loans to total assets				0.94%	1.11%
Allowance coverage of nonperforming loans				135.32%	104.53%
Allowance for loan losses to gross loans				1.70%	1.62%
Allowance for loan losses to net loans				1.73%	1.64%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,728	$8,990	8.2%	$28,794	$24,952	15.4%
Loan loss provision	1,676	1,139	47.1%	4,025	3,424	17.6%
Noninterest income	1,926	1,878	2.6%	5,544	5,626	-1.5%
Noninterest expense	5,401	4,607	17.2%	16,541	12,179	35.8%
Income taxes	1,417	1,667	-15.0%	4,263	4,865	-12.4%
Net income	3,160	3,455	-8.5%	9,509	10,110	-5.9%

Granite Mortgage
Net interest income	$859	$1,553	-44.7%	$2,747	$3,909	-29.7%
Loan loss provision	2	—	n/a	2	—	n/a
Noninterest income	924	2,408	-61.6%	2,830	5,824	-51.4%
Noninterest expense	1,579	2,496	-36.7%	4,933	6,315	-21.9%
Income taxes	82	586	-86.0%	258	1,367	-81.1%
Net income	122	879	-86.1%	386	2,051	-81.2%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation Supplemental Quarterly Financial Data	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2004	2004	2004	2003	2003

Consolidated earnings summary:
Interest income, taxable equivalent	$14,100	$14,018	$13,676	$13,948	$14,052
Interest expense	3,259	3,073	3,078	3,155	3,173

Net interest income, taxable equivalent	10,841	10,945	10,598	10,793	10,879
Taxable equivalent adjustment	321	340	365	372	369

Net interest income	10,520	10,605	10,233	10,421	10,510
Loan loss provision	1,678	1,104	1,245	1,340	1,139
Noninterest income	2,850	2,875	2,649	3,004	4,284
Noninterest expense	7,075	7,475	7,209	7,187	7,171

Income before income taxes	4,617	4,901	4,428	4,898	6,484
Income taxes	1,499	1,585	1,437	1,578	2,253

Net income	$3,118	$3,316	$2,991	$3,320	$4,231

Earnings per share — Basic	$0.23	$0.25	$0.22	$0.24	$0.31
Earnings per share — Diluted	0.23	0.24	0.22	0.24	0.31

Average shares — Basic	13,426	13,522	13,623	13,640	13,617
Average shares — Diluted	13,468	13,569	13,683	13,740	13,692

Consolidated ending balance sheet data:
Total assets	$1,004,006	$993,985	$977,445	$971,383	$971,644
Total deposits	772,672	744,541	740,846	735,099	728,334
Loans (gross)	753,335	740,932	726,375	715,845	694,465
Shareholders’ equity	140,993	140,077	142,300	141,815	141,762

Consolidated average balance sheet data:
Total assets	$1,000,360	$987,822	$967,298	$970,788	$959,980
Total deposits	763,643	738,039	724,811	730,181	707,876
Loans (gross)	745,999	732,768	719,853	704,721	671,057
Shareholders’ equity	140,111	140,739	142,486	141,615	139,294

Consolidated performance ratios:
Return on average assets*	1.24%	1.35%	1.24%	1.36%	1.75%
Return on average equity*	8.85%	9.48%	8.44%	9.30%	12.05%
Efficiency ratio	51.68%	54.09%	54.42%	52.09%	47.29%

Consolidated asset quality data and ratios:
Nonaccruing loans	$5,533	$4,192	$4,229	$8,115	$6,690
Accruing loans 90 days past due	3,927	6,274	2,568	3,218	4,061

Nonperforming loans	9,460	10,466	6,797	11,333	10,751
Foreclosed properties	1,352	1,462	1,709	1,775	2,819

Nonperforming assets	10,812	11,928	8,506	13,108	13,570

Allowance for loan losses	12,801	11,864	11,583	10,799	11,238

Loans charged off	875	920	556	1,874	735
Recoveries of loans charged off	135	96	95	95	116

Net loan charge-offs (recoveries)	740	824	461	1,779	619

Net charge-offs to average loans*	0.39%	0.45%	0.26%	1.00%	0.37%
Nonperforming loans to total assets	0.94%	1.05%	0.70%	1.17%	1.11%
Allowance coverage of nonperforming loans	135.32%	113.36%	170.41%	95.29%	104.53%
Allowance for loan losses to gross loans	1.70%	1.60%	1.59%	1.51%	1.62%
Allowance for loan losses to net loans	1.73%	1.63%	1.62%	1.53%	1.64%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,728	$9,595	$9,472	$9,410	$8,990
Loan loss provision	1,676	1,104	1,245	1,340	1,139
Noninterest income	1,926	1,895	1,722	1,940	1,878
Noninterest expense	5,401	5,538	5,602	5,300	4,607
Income taxes	1,417	1,492	1,354	1,449	1,667
Net income	3,160	3,356	2,993	3,261	3,455

Granite Mortgage
Net interest income	$859	$1,081	$807	$1,060	$1,553
Loan loss provision	2	—	—	—	—
Noninterest income	924	980	927	1,069	2,408
Noninterest expense	1,579	1,828	1,527	1,806	2,496
Income taxes	82	93	83	129	586
Net income	122	140	124	194	879

* Annualized based on number of days in the period.
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